Exhibit 99.1
Post Holdings Announces Redemption of 2.5% Series C Convertible Preferred Stock and Declares Dividend on Series C Convertible Preferred Stock
St. Louis - January 10, 2019 - Post Holdings, Inc. (NYSE:POST) (the “Company” or “Post”) today announced it has given notice for the redemption of all outstanding shares of the Company’s 2.5% Series C Cumulative Perpetual Convertible Preferred Stock (CUSIP: 737446807) (the “Series C Preferred Stock”).
Also, today Post announced its Board of Directors declared a quarterly dividend of $0.625 per share on the Series C Preferred Stock for the dividend period from the date of November 15, 2018 to February 14, 2019. The dividend will be paid on February 15, 2019 to preferred shareholders as of the close of business on February 1, 2019.
The redemption date of the Series C Preferred Stock will be on February 15, 2019 (the “Redemption Date”). The Series C Preferred Stock will be redeemed at a redemption price equal to $100.00 per share of Series C Preferred Stock, plus accrued and unpaid dividends up to, but excluding, the Redemption Date (the “Redemption Price”). With the payment of the quarterly dividend on the Series C Preferred Stock described above, which will be paid on the same date as the Redemption Date, the amount of accrued and unpaid dividends on the Series C Preferred Stock will be $0.00 per share, and the Redemption Price will be $100.00 per share. Unless the Company defaults in making the payment of the Redemption Price, the Series C Preferred Stock will no longer be deemed outstanding and dividends on the Series C Preferred Stock will cease to accrue on and after the Redemption Date.
Holders of Series C Preferred Stock may convert their shares of Series C Preferred Stock at any time before 5:00 p.m., New York City time, on February 14, 2019. Holders of Series C Preferred Stock will no longer be able to exercise their conversion rights after 5:00 p.m., New York City time, on February 14, 2019. Holders of Series C Preferred Stock who wish to convert their Series C Preferred Stock must satisfy the requirements set forth in Section 11 of the Series C Preferred Stock Certificate of Designation.
Holders of Series C Preferred Stock who wish to have their shares of Series C Preferred Stock redeemed must surrender the shares of Series C Preferred Stock to the Paying Agent to collect the Redemption Price. The Company has designated Computershare Trust Company, N.A. to act as the Paying Agent and Conversion Agent. Questions regarding redemption of the Series C Preferred Stock and conversion of the Series C Preferred Stock may be directed to Computershare at the following address and telephone numbers: Computershare Trust Company, N.A., 462 South 4th Street, Suite 1600, Louisville, KY 40202, Attn: Corporate Action Team, Telephone: 877-498-8861 in the United States or 312-360-5193 outside the United States.
This press release does not constitute a notice of redemption under the Certificate of Designation governing the Series C Preferred Stock and is qualified in its entirety by reference to the redemption notice issued by or on behalf of the Company.
Cautionary Statement on Forward-Looking Language
Forward-looking statements, within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, are made throughout this press release. These forward-looking statements are sometimes identified from the use of forward-looking words such as “believe,” “should,” “could,” “potential,” “continue,” “expect,” “project,” “estimate,” “predict,” “anticipate,” “aim,” “intend,” “plan,” “forecast,” “target,” “is likely,” “will,” “can,” “may,” “would” or the negative of these terms or similar expressions elsewhere in this release. All forward-looking statements are subject to a number of important factors, risks, uncertainties and assumptions that could cause actual results to differ materially from those described in any forward-looking statements. These factors and risks include, but are not limited to, unanticipated developments that prevent, delay or negatively impact the redemption and other financial, operational and legal risks and uncertainties detailed from time to time in the Company’s cautionary statements contained in its filings with the Securities and Exchange Commission. These forward-looking statements represent the Company’s judgment as of the date of this press release. The Company disclaims, however, any intent or obligation to update these forward-looking statements. There can be no assurance that the proposed redemption or related transactions will be completed as anticipated or at all.

Contact:
Investor Relations
Jennifer Meyer
jennifer.meyer@postholdings.com
(314) 644-7665